Exhibit 13.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of Evogene Ltd. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yaron Eldad, do certify, pursuant to 18 U.S.C. § 1350, that to my knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Yaron Eldad
Yaron Eldad
Chief Financial Officer
(principal financial and accounting officer)

Date: March 26, 2026